UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 25, 2004

                                AIRGATE PCS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                    027455                  58-2422929
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)

                    Harris Tower, 233 Peachtree Street, N.E.
                                   Suite 1700
                             Atlanta, Georgia 30303
                              (Address of Principal
                               Executive Offices)


                                 (404) 525-7272
              (Registrant's telephone number, including area code)

                                      None
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01.        Entry into a Material Definitive Agreement

On October 25, 2004, AirGate PCS, Inc. (the "Company") issued and sold $175 million First Priority Senior Secured Floating Rate Notes due 2011 (the "Notes") through a private placement to qualified institutional buyers pursuant to Rule 144A and in offshore transactions pursuant to Regulation S, promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Notes were initially sold pursuant to a purchase agreement, dated October 7, 2004, among the Company, its subsidiaries, Banc of America Securities LLC and Credit Suisse First Boston LLC. Interest on the Notes will accrue at a floating rate, reset quarterly, equal to LIBOR (as defined in the Indenture) plus 3.75% per year, payable quarterly in cash in arrears on January 15, April 15, July 15 and October 15 of each year commencing January 15, 2004. The Notes are guaranteed by all of the Company's subsidiaries and are secured on a first priority basis by substantially all of the Company's and its subsidiaries' assets.

An indenture, dated as of October 25, 2004 (the "Indenture"), among the company, its subsidiaries and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"), governs the Notes. The Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its subsidiaries to incur additional indebtedness or issue preferred stock, engage in certain asset sales, make certain types of restricted payments, engage in transactions with affiliates and create liens on assets of the Company or its subsidiaries. Upon a change of control (as defined in the Indenture), the Indenture requires the Company to make an offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest. Furthermore, if the Company sells certain assets or experiences certain events of loss and does not reinvest the net proceeds in compliance with the Indenture, then the Company must offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest.

The Indenture allows the Company to redeem the Notes at redemption prices of 102.0%, 101.0% and 100.0% of the principal amount, plus accrued and unpaid interest, during the 12-month period beginning on October 15 of the years ended 2006, 2007 and 2008 and thereafter, respectively. Prior to October 1, 2006, the Company may at its option use the net cash proceeds of one or more equity offerings to redeem up to 35% of the principal amount of the Notes at a redemption price equal to 100% of the principal amount so redeemed plus a premium equal to the interest rate per annum applicable on the date on which the notice of redemption is given, plus accrued and unpaid interest.

Upon a continuing event of default, the trustee or the holders of 25% in principal amount of the Notes may declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable, except that an event of default resulting from a bankruptcy or similar proceeding will automatically cause the Notes to become due and payable. Events of default include, without limitation:

o default continuing for 30 days in the payment of any installment of interest;
o        default in the payment of principal or premium;
o failure to repurchase Notes in the event of a change of control or an asset sale;
o default in the payment of principal, premium or interest which causes the acceleration of any other debt of the Company or any of its restricted subsidiaries, and the principal amount of such debt is greater than $10.0 million;
o failure by the Company or any of its restricted subsidiaries to pay final judgments aggregating in excess of $10.0 million or more; and
o the occurrence of an event of default under the indenture, dated as of February 4, 2004, by and among the Company, the subsidiary guarantors a party thereto and The Bank of New York.

In connection with the issuance of the Notes, the Company and its subsidiaries entered into the Registration Rights Agreement, the Security Agreements and the Pledge Agreements (each of which are described below).

The registration rights agreement, dated October 25, 2004 (the "Registration Rights Agreement"), among the Company, its subsidiaries, Banc of America Securities LLC and Credit Suisse First Boston LLC requires the Company to register under the Securities Act Notes having substantially identical terms within specified time periods and to complete an exchange of the privately placed Notes for the publicly registered Notes or, if the exchange cannot be effected, to file and keep effective a shelf registration statement for resale of the privately placed Notes. Failure of the Company to comply with the registration and exchange requirements in the Registration Rights Agreement within specified time periods would require the Company to pay as liquidated damages additional interest on the privately placed Notes until the failure to comply is cured.

Under the security agreements, each dated October 25, 2004 (the "Security Agreements"), among the Company and its subsidiaries on the one hand and the Trustee on the other hand, the Company and its subsidiaries pledged and granted to the Trustee for the Trustee's benefit and for the benefit of the holders of the Notes a security interest in substantially all their assets. Furthermore, pursuant to three pledge agreements, each dated October 25, 2004 (the "Pledge Agreements"), between the Company and the Trustee, the Company pledged its shares or membership interests, as applicable, in the Company's subsidiaries to the Trustee for the benefit of the holders of the Notes.

The Bank of New York Trust Company, N.A., the trustee under the Indenture, is an affiliate of The Bank of New York, which is the trustee under the indenture, dated as of February 4, 2004, by and among the Company, the subsidiary guarantors a party thereto and The Bank of New York.

The foregoing descriptions of the Notes, the Indenture, Registration Rights Agreement, Security Agreements and the Pledge Agreements are qualified by reference in their entirety to copies of such documents or forms of such documents which are filed herewith as exhibits and incorporated in this Item
1.01 by reference.

Item 1.02         Termination of a Material Definitive Agreement

On October 25, 2004, the Company used approximately $132.4 million of the proceeds received from the offering of the Notes (described in Item 1.01 above) to repay and terminate the Credit Agreement, dated as of August 16, 1999 (as amended, supplemented or otherwise modified, the "Credit Facility"), by and among the Company, the lenders party thereto, Lehman Commercial Paper, Inc., as administrative agent and US Bank, NA, as collateral agent. The amounts outstanding under the Credit Facility consisted of two tranches. The Credit Facility contained covenants requiring the Company to maintain certain financial ratios and various covenants customary in such financial arrangements. The Credit Facility was secured by the assets of the Company and its subsidiaries. As a result of the repayment and termination of the Credit Facility, the Consent and Agreement, dated as of August 16, 1999, among Sprint Spectrum L.P., Sprintcom, Inc., Sprint Communications Company, L.P., Wirelessco, L.P. and Lucent Technologies (as the former administrative agent under the Credit Facility) terminated.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

         4.1 Indenture, dated as of October 25, 2004, by and among AirGate PCS, Inc., its subsidiaries party thereto and The Bank of New York Trust Company, N.A.

         4.2 Form of First Priority Senior Secured Floating Rate Note due 2011 (included in Exhibit 4.1)

         4.3 Registration Rights Agreement, dated October 25, 2004, by and among AirGate PCS, Inc., its subsidiaries party thereto, Banc of America Securities LLC and Credit Suisse First Boston LLC

         4.4      Form of Pledge Agreement

         4.5      Form of Security Agreement


                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AIRGATE PCS, INC.



Date: October 29, 2004                    By: /s/ Thomas M. Dougherty
                                             Thomas M. Dougherty
                                             President and Chief Executive
                                             Officer

                                 EXHIBIT INDEX
   Exhibit No.      Description
   -----------      -----------
         4.1 Indenture, dated as of October 25, 2004, by and among AirGate PCS, Inc., its subsidiaries party thereto and The Bank of New York Trust Company, N.A.

         4.2 Form of First Priority Senior Secured Floating Rate Note due 2011 (included in Exhibit 4.1)

         4.3 Registration Rights Agreement, dated October 25, 2004, by and among AirGate PCS, Inc., its subsidiaries party thereto, Banc of America Securities LLC and Credit Suisse First Boston LLC

         4.4      Form of Pledge Agreement

         4.5      Form of Security Agreement